Exhibit 99.1

AG Mortgage Investment Trust, Inc. Reports Fourth Quarter Earnings

NEW YORK, NY, March 1, 2012 / BusinessWire — AG Mortgage Investment Trust, Inc. (“MITT” or the “Company”) (NYSE: MITT) today reported net income for the quarter ended December 31, 2011 of $5.8 million and net book value of $20.52 per share.

FINANCIAL HIGHLIGHTS

•	Net income of $5.8 million, or $0.58 per share for the fourth quarter

•	Net income of $19.0 million, or $3.20 per share for the period from March 7, 2011 to December 31, 2011

•	Core Earnings of $6.5 million or $0.65 per share for the quarter

•	Core Earnings of $12.4 million, or $1.24 per share for the period from July 6, 2011 (the consummation of our initial public offering) to December 31, 2011

•	Net realized gains of $2.9 million, or $0.29 per share, on Agency RMBS for the fourth quarter and $7.2 million, or $0.72 per share, for the period from July 6, 2011 to December 31, 2011

•	Net realized losses of ($3.5) million, or ($0.35) per share, on credit investments for the fourth quarter and for the period from July 6, 2011 to December 31, 2011

•	$0.70 per share dividend declared for the fourth quarter and $1.10 per share dividends declared for the period ended December 31, 2011

•	Approximately $0.46 per share of undistributed taxable income as of December 31, 2011(1)

•	$20.52 net book value per share as of December 31, 2011(1)

INVESTMENT HIGHLIGHTS

•	$1.4 billion investment portfolio value as of December 31, 2011 (2) (4)

•	5.86x leverage as of December 31, 2011 (2) (3)

•	91.0% Agency RMBS investment portfolio (4)

•	9.0% credit investment portfolio, comprising Non-Agency RMBS, CMBS and ABS assets (4)

•	5.0% constant prepayment rate (“CPR”) for the fourth quarter on the Agency RMBS investment portfolio (5)

•	2.25% net interest margin as of December 31, 2011 (6)

FOURTH QUARTER 2011 AND PERIOD ENDED DECEMBER 31, 2011 RESULTS

AG Mortgage Investment Trust, Inc. is an actively managed REIT that opportunistically invests in a diversified risk-adjusted portfolio of Agency RMBS, Non-Agency RMBS, CMBS and ABS. For the fourth quarter, the Company had net income of $5.8 million, or $0.58 per diluted share, and Core Earnings of $6.5 million, or $0.65 per diluted share. For the period from March 7, 2011 to December 31, 2011, the Company had net income of $19.0 million, or $3.20 per diluted share (7), and for the period from July 6, 2011 to December 31, 2011 (“period ended December 31, 2011”), the Company had Core Earnings of $12.4 million, or $1.24 per diluted share. Core Earnings represents a non-GAAP financial measure and is defined as net income (loss) excluding (i) net realized gain (loss) on investments and terminations on derivative contracts and (ii) net unrealized appreciation (depreciation) on investments and derivative contacts. (See “Non-GAAP Financial Measure” below for further detail on Core Earnings)

David Roberts, Chief Executive Officer, commented “We are pleased to announce our fourth quarter earnings. During the quarter, Core Earnings increased to $0.65 per share and we announced our first full quarter dividend of $0.70 per share. In addition to meeting our financial goals, we continued to diversify funding relationships and in January we were able to successfully complete an equity raise which has improved our stock’s liquidity. We are proud of our accomplishments over the last two quarters and look forward to the opportunities ahead.”

“Amidst uncertainty in the global markets, European liquidity difficulties and year-end funding pressures, we continued to optimize our Agency portfolio, opportunistically rotate the credit portfolio and retain capital for potential market dislocations,” said Jonathan Lieberman, Chief Investment Officer. “While Agency RMBS yields have compressed, we believe the low interest rate environment and a carefully selected investment portfolio will continue to support attractive risk-adjusted returns. Over the course of the quarter, we rotated a significant portion of the Agency portfolio into securities with more favorable prepayment attributes to further mitigate prepayment risk. Allocations to credit securities were concentrated in less volatile short duration Non-Agency securities and CMBS tranches with superior intrinsic value. We believe MITT is well positioned to continue to produce sustainable returns and take advantage of the opportunities ahead in both the Agency RMBS and credit markets. With the success of the European Central Bank’s Long-Term Refinancing Operation, funding risks have materially declined and we anticipate deploying capital in a more aggressive style. New capital from our January equity transaction allows greater latitude to the investment team to selectively increase our capital allocation to credit opportunities.”

KEY STATISTICS (2)

	Weighted Average at		Weighted Average
	December 31, 2011		at September 30, 2011
Investment portfolio	$1,388,006,801		$1,332,205,377
Repurchase agreements	$1,189,303,407		$1,126,859,885
Stockholders’ equity	$206,283,920		$207,413,703

Leverage ratio	5.86x	(3)	5.70x	(3)
Swap ratio	66	%(8)	51	%(8)

Yield on investment portfolio	3.16	%(9)	3.26	%(9)
Cost of funds	0.91	%(10)	0.82	%(10)
Net interest margin	2.25	%(6)	2.44	%(6)
Management fees	1.49	%(11)	1.43	%(11)
Other operating expenses	1.57	%(12)	1.58	%(12)

Book value, per share	$20.52	(1)	$20.64	(1)
Dividend, per share	$0.70		$0.40

INVESTMENT PORTFOLIO

The following summarizes the Company’s investment portfolio as of December 31, 2011 (2):

					Weighted Average
	Current Face	Premium (Discount)	Amortized Cost	Fair Value	Coupon	Yield
Agency RMBS:
15-Year Fixed Rate	$738,344,948	$22,525,476	$760,870,424	$772,310,909	3.32%	2.62%
20-Year Fixed Rate	227,566,114	7,362,001	234,928,115	237,586,837	3.69%	3.00%
30-Year Fixed Rate	232,890,169	12,162,512	245,052,681	246,679,482	3.99%	3.18%
Interest Only	43,505,596	(34,046,500)	9,459,096	6,636,871	5.50%	3.45%
Non-Agency RMBS	102,246,062	(8,980,754)	93,265,308	90,368,316	5.90%	6.31%
CMBS	19,500,000	(5,411,965)	14,088,035	13,537,851	5.88%	13.44%
ABS	21,046,150	(34,497)	21,011,653	20,886,535	4.50%	4.50%

Total	$1,385,099,039	$(6,423,727)	$1,378,675,312	$1,388,006,801	3.81%	3.16%

As of December 31, 2011, the weighted average yield on the Company’s investment portfolio was 3.16% and its weighted average cost of funds was 0.91%. This resulted in a net interest margin of 2.25% as of December 31, 2011. (6)

The CPR for the Agency RMBS portfolio was 5.0% for the fourth quarter and 5.0% for the month of December 2011. (5)

The weighted average cost basis of the Agency investment portfolio, excluding interest-only securities, was 103.5% as of December 31, 2011. The amortization of premiums (net of any accretion of discounts) on Agency securities for the fourth quarter was $1.9 million, or $(0.19) per share. The unamortized net Agency premium as of December 31, 2011 was $42.0 million.

Premiums and discounts associated with purchases of the Company’s securities are amortized or accreted into interest income over the estimated life of such securities, using the effective yield method. Since the cost basis of the Company’s Agency securities, excluding interest-only securities, exceeds the underlying principal balance by 3.5% as of December 31, 2011, slower actual and projected prepayments can have a meaningful positive impact, while faster actual or projected prepayments can have a meaningful negative impact on the Company’s asset yields.

We have also entered into “to-be-announced” (“TBA”) positions to facilitate the future purchase of Agency RMBS. Under the terms of these TBAs, the Company agrees to purchase, for future delivery, Agency RMBS with certain principal and interest specifications and certain types of underlying collateral, but the particular Agency RMBS to be delivered are not identified until shortly before (generally two days) the TBA settlement date. At December 31, 2011, we had $100 million net notional amount of TBA positions with a net weighted average purchase price of 103.8%. As of December 31, 2011, our TBA portfolio had a net weighted average yield at purchase of 3.01% and a net weighted average settlement date of February 5, 2012. We have recorded derivative assets of $1.4 million and derivative liabilities of $0.5 million, reflecting these TBA positions.

LEVERAGE AND HEDGING ACTIVITIES

The investment portfolio is financed with repurchase agreements as of December 31, 2011 as summarized below:

	Agency RMBS		Non-Agency RMBS / CMBS / Other
Repurchase Agreements Maturing Within:	Balance	Weighted Average Rate	Balance	Weighted Average Rate
30 days or less	$652,002,000	0.35%	$68,187,000	1.74%
31-60 days	334,825,407	0.42%	1,749,000	1.95%
61-90 days	118,340,000	0.37%	14,200,000	1.80%
Greater than 90 days	—	—	—	—

Total / Weighted Average	$1,105,167,407	0.37%	$84,136,000	1.75%

As of December 31, 2011, the Company had entered into repurchase agreements with twenty-one counterparties. We continue to rebalance our exposures to counterparties and add new counterparties.

We have entered into interest rate swap agreements to hedge our portfolio. The Company’s swaps as of December 31, 2011 are summarized as follows:

Maturity	Notional Amount	Weighted Average Pay Rate	Weighted Average Receive Rate*	Weighted Average Years to Maturity
2012	$100,000,000	0.354%	0.285%	0.14
2013	182,000,000	0.535%	0.286%	1.78
2014	204,500,000	1.000%	0.395%	2.54
2015	184,025,000	1.412%	0.380%	3.56
2016	87,500,000	1.625%	0.328%	4.63
2018	35,000,000	1.728%	0.511%	6.88

Total/Wtd Avg	$793,025,000	1.008%	0.350%	2.72

*	Approximately 50% of our interest rate swap notionals reset monthly based on one-month LIBOR and 50% of our interest rate swap notionals reset quarterly based on three-month LIBOR.

TAXABLE INCOME

The primary differences between taxable income and GAAP net income include (i) unrealized gains and losses associated with investment and derivative portfolios are marked-to-market in current income for GAAP purposes, but excluded from taxable income until realized or settled, (ii) temporary differences related to amortization of net premiums paid on investments (iii) the timing and amount of deductions related to stock-based compensation and (iv) excise taxes. As of December 31, 2011, the Company had undistributed taxable income of approximately $0.46 per share.

DIVIDEND

On December 14, 2011, the Company declared a dividend of $0.70 per share of common stock to stockholders of record as of December 30, 2011 and paid such dividend on January 27, 2012. The Company declared dividends of $1.10 per share for the period ended December 31, 2011.

SUBSEQUENT EVENT

On January 24, 2012, the Company completed a follow-on offering of 5,000,000 shares of its common stock and subsequently issued an additional 750,000 shares of common stock pursuant to the underwriters’ over-allotments at a price of $19.00 per share, for gross proceeds of approximately $109.3 million. Net proceeds to the Company from the offerings were approximately $104.1 million, net of issuance costs of approximately $5.2 million.

SHAREHOLDER CALL

The Company invites shareholders, prospective shareholders and analysts to attend MITT’s fourth quarter earnings conference call on March 1, 2012 at 11:00 am Eastern Time. The shareholder call can be accessed by dialing (888) 424-8151 (U.S. domestic) or (847) 585-4422 (international). Please enter code number 8732511#.

A presentation will accompany the conference call and will be available on the Company’s website at www.agmit.com. Select the Q4 2011 Earnings Presentation link to download and print the presentation in advance of the shareholder call.

An audio replay of the shareholder call combined with the presentation will be made available on our website after the call. The replay will be available until midnight on March 15, 2012. If you are interested in hearing the replay, please dial (888) 843-7419 (U.S. domestic) or (630) 652-3042 (international). The conference ID number is 8732511#.

For further information or questions, please contact Allan Krinsman, the Company’s General Counsel, at (212) 883-4180 or akrinsman@angelogordon.com.

ABOUT AG MORTGAGE INVESTMENT TRUST, INC.

AG Mortgage Investment Trust, Inc. is a real estate investment trust that invests in, acquires and manages a diversified portfolio of residential mortgage assets, other real estate-related securities and financial assets. AG Mortgage Investment Trust, Inc. is externally managed and advised by AG REIT Management, LLC, a subsidiary of Angelo, Gordon & Co., L.P., an SEC-registered investment adviser that specializes in alternative investment activities.

Additional information can be found on the Company’s website at www.agmit.com.

ABOUT ANGELO, GORDON & CO.

Angelo, Gordon & Co. was founded in 1988 and has approximately $22 billion under management. Currently, the firm’s investment disciplines encompass five principal areas: (i) distressed debt and leveraged loans, (ii) real estate, (iii) mortgage-backed securities and other structured credit, (iv) private equity and special situations and (v) a number of hedge fund strategies. Angelo, Gordon & Co. employs over 250 employees, including more than 90 investment professionals, and is headquartered in New York, with associated offices in Amsterdam, Chicago, Los Angeles, London, Hong Kong Seoul, Shanghai, Sydney and Tokyo.

FORWARD LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of our assets, general economic conditions, market conditions, conditions in the market for Agency securities, and legislative and regulatory changes that could adversely affect the business of the Company. Additional information concerning these and other risk factors are contained in the

Company’s most recent filings with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website, http://www.sec.gov/. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

AG Mortgage Investment Trust, Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31, 2011	April 1, 2011
	(Unaudited)
Assets
Real Estate securities, at fair value
Agency—$1,186,149,842 pledged as collateral	$1,263,214,099	$—
Non-Agency—$47,227,005 pledged as collateral	58,787,051	—
CMBS—$2,747,080 pledged as collateral	13,537,851	—
ABS—$4,526,620 pledged as collateral	4,526,620	—
Linked transactions, net, at fair value	8,787,180	—
Cash and cash equivalents	35,851,249	1,000
Restricted cash	3,037,055	—
Interest receivable	4,219,640	—
Derivative assets, at fair value	1,428,595	—
Prepaid expenses	317,950	—
Due from broker	341,491	—
Due from affiliates	104,994	—
Deferred costs	52,176	—

Total Assets	$1,394,205,951	$1,000

Liabilities
Repurchase agreements	$1,150,149,407	$—
Payable on unsettled trades	18,759,200	—
Interest payable	2,275,138	—
Derivative liabilities, at fair value	7,908,308	—
Dividend payable	7,011,171	—
Due to affiliates	770,341	—
Accrued expenses	668,552	—
Due to broker	379,914	—

Total Liabilities	1,187,922,031	—

Stockholders’ Equity (Deficit)

Common stock, par value $0.01 per share; 450,000,000 and 1,000 shares of common stock authorized and 10,009,958 and 100 shares issued and outstanding at December 31, 2011 and April 1, 2011, respectively	100,100	1
Additional paid-in capital	198,228,694	999
Retained earnings	7,955,126	—

	206,283,920	1,000

Total Liabilities & Equity	$1,394,205,951	$1,000

AG Mortgage Investment Trust, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

		Period from
	Quarter Ended	March 7, 2011 to
	December 31, 2011	December 31, 2011
Net Interest Income
Interest income	$10,022,275	$18,748,669
Interest expense	1,106,097	1,696,344

	8,916,178	17,052,325

Other Income (Loss)
Net realized gain (loss)	(589,747)	3,701,392
Gain (loss) on linked transactions, net	(1,013,291)	(808,564)
Realized loss on periodic interest settlements of interest rate swaps, net	(1,175,788)	(2,162,290)
Unrealized gain (loss) on derivative instruments, net	70,663	(6,491,430)
Unrealized gain (loss) on real estate securities	1,346,237	11,040,692

	(1,361,926)	5,279,800

Expenses
Management fee to affiliate	770,341	1,512,898
Other operating expenses	811,372	1,566,642
Equity based compensation to affiliate	97,343	176,165
Excise tax	105,724	105,724

	1,784,780	3,361,429

Net Income (Loss)	$5,769,472	$18,970,696

Earnings Per Share of Common Stock
Basic	$0.58	$3.20
Diluted	$0.58	$3.20

Weighted Average Number of Shares of Common Stock Outstanding
Basic	10,009,958	5,933,930
Diluted	10,010,799	5,933,930

Dividends Declared per Share of Common Stock	$0.70	$1.10

Non-GAAP Financial Measure

This press release contains Core Earnings, a non-GAAP financial measure. AG Mortgage Investment Trust’s management believes that this non-GAAP measure, when considered with GAAP, provides supplemental information useful in evaluating the results of the Company’s operations. This non-GAAP measure should not be considered a substitute, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated.

Core Earnings are defined by the Company as net income excluding both realized and unrealized gains (losses) on the sale or termination of securities, including underlying linked transactions and derivatives. As defined, Core Earnings include the net interest earned on these transactions, including credit derivatives, linked transactions, inverse Agency securities, interest rate derivatives or any other investment activity that may earn net interest. One of the objectives of the Company is to generate net income from net interest margin on the portfolio and management uses Core Earnings to measure this objective.

A reconciliation of GAAP net income to Core Earnings for the quarter and period ended December 31, 2011 is set forth below:

		Period from
	Quarter Ended	March 7, 2011 to
	December 31, 2011	December 31, 2011
Net income/loss	$5,769,472	$18,970,696
Add (Deduct):
Net realized gain	589,747	(3,701,392)
Gain/loss on linked transactions, net	1,013,291	808,564
Net interest income on linked transactions	554,729	900,638
Unrealized gain/loss on derivative instruments, net	(70,663)	6,491,430
Unrealized gain/loss on real estate securities	(1,346,237)	(11,040,692)

Core Earnings	$6,510,339	$12,429,244

Footnotes

(1)	Per share figures are calculated using outstanding shares including all shares granted to our Manager and our independent directors under our equity incentive plans as of quarter end.
(2)	Generally when we purchase a security and finance it with a repurchase agreement, the security is included in our assets and the repurchase agreement is separately reflected in our liabilities on our balance sheet. For securities with certain characteristics (including those which are not readily obtainable in the market place) that are purchased and then simultaneously sold back to the seller under a repurchase agreement, US GAAP requires these transactions be netted together and recorded as a forward purchase commitment. Throughout this press release where we disclose our investment portfolio and the repurchase agreements that finance it, including our leverage metrics, we have un-linked the transaction and used the gross presentation as used for all other securities. This presentation is consistent with how the Company’s management evaluates the business, and believes provides the most accurate depiction of the Company’s investment portfolio and financial condition.
(3)	Calculated by dividing total repurchase agreements, including $39.2 million included in linked transactions, plus payable on unsettled trades on our GAAP balance sheet by our GAAP stockholders’ equity.
(4)	The total investment portfolio is calculated by summing the fair market value of our Agency RMBS, Non-Agency RMBS, CMBS and ABS assets, including linked transactions. The percentage of Agency RMBS and credit investments are calculated by dividing the respective fair market value of each, including linked transactions, by the total investment portfolio.

(5)	This represents the weighted average monthly CPRs published during the period for our in-place portfolio during the same period.
(6)	Net interest margin is calculated by subtracting the weighted average cost of funds from the weighted average yield for the Company’s investment portfolio, which excludes cash held by the Company. See footnotes (9) and (10) for further detail.
(7)	Diluted per share figures are calculated using weighted average outstanding shares in accordance with GAAP. For the period from March 7, 2011 to December 31, 2011, the calculation reflected the impact of 100 shares outstanding from July 1, 2011 through the settlement date of our IPO.
(8)	The swap ratio was calculated by dividing the notional value of our interest rate swaps by total repurchase agreements, including those included in linked transactions, plus payable on unsettled trades.
(9)	The yield on our investment portfolio during the period represents an effective interest rate, which utilizes all estimates of future cash flows and adjusts for actual prepayment and cash flow activity as of quarter end. This calculation excludes cash held by the Company.
(10)	The cost of funds was calculated as the sum of the weighted average rate on the repurchase agreements outstanding at quarter end and the weighted average net pay rate on our interest rate swaps. Both elements of the cost of funds were weighted by the repurchase agreements outstanding at quarter end.
(11)	The management fee percentage at quarter end was calculated by annualizing management fees incurred during the quarter and dividing by quarter-ended stockholders’ equity.
(12)	The other operating expenses percentage at quarter end was calculated by annualizing other operating expenses recorded during the quarter and dividing by quarter-ended stockholders’ equity.